Exhibit 10.11
                                    AGREEMENT

THIS AGREEMENT is made and entered into as of the 15th day of February, 2000 by and between Ambient Corporation, a Delaware corporation (hereinafter "Ambient" or the "Company") and Limekiln Ltd. ( hereinafter the "Consultant").

                               W I T N E S S E T H

WHEREAS, the Company, or its affiliates, is in the business developing and marketing various power line telecommunication products and components;

WHEREAS, Consultant or its affiliates wish to provide to the Company marketing and business advisory services and advice (hereinafter the "Services");

WHEREAS, the Company desires remunerate the Consultant in full for all Services to be rendered;

NOW, THEREFORE, in consideration of the mutual promises, covenants and undertakings of the parties, it is hereby agreed:

1. Compensation; Term For services rendered hereunder, and in full and final payment thereof, the Company hereby issues to Consultant 180,000, shares of the Company's Common Stock (the "Securities"). The Consultant shall provide the Services for a period of one year from the date of this Agreement.

2. Representations of Consultant Respecting the Securities.

2.1 General Restriction on Transfer. Except for transfers otherwise permitted by this Agreement or applicable law, Consultant agrees that it will not transfer any of the Securities.

      2.2 Not for Resale. Consultant represents that it is acquiring the Securities for investment for its own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof. Consultant agrees that it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (each a "Transfer") any of the Securities unless such Transfer complies with the provisions of this Agreement and (i) the Transfer is pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (the "Securities Act"), or (ii) counsel for Consultant shall have furnished the Company with an opinion, reasonably acceptable to the Company, that no such registration is required because of the availability of an exemption under the Securities Act.

      2.3 Certain Permitted Transfers. Notwithstanding the general prohibition on Transfers contained herein, the Company acknowledges and agrees that any Transfer in a

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private transaction which does not include a public distribution is permitted and need not require an opinion of counsel, provided, that prior to such Transfer, the transferee shall deliver to the Company a valid written undertaking to be bound by the terms of this Agreement.

3. Proprietary Information.

3.1 The term "Information" means any and all confidential and proprietary information including but not limited to any and all specifications, formulae, prototypes, software design plans, computer programs, and any and all records, data, methods, techniques, processes and projections, plans, marketing information, materials, financial statements, memoranda, analyses, notes, and other data and information (in whatever form), as well as improvements and know-how related thereto, relating to the Company or its products. Information shall not include information that (a) was already known to or independently developed by the Consultant prior to its disclosure as demonstrated by reasonable and tangible evidence satisfactory to the Company; (b) shall have appeared in any printed publication or patent or shall have become part of the public knowledge except as a result of breach of this Agreement by the Consultant or similar agreements by other Company consultants or employees (c) shall have been received by the Consultant from another person or entity having no obligation to the Company or (d) is approved in writing by the Company for release by the Consultant.

3.2 The Consultant agrees to hold in trust and confidence all Information disclosed to it and further confirms that it will not exploit or disclose the Information to any other person or entity or use the Information directly or indirectly for any purpose other than for its work with the Company.

3.3 The Consultant acknowledges and agrees that the Information furnished by the Company to it is and shall remain proprietary to the Company. Unless otherwise required by statute or government rule or regulation, all copies of the Information, shall be returned to the Company immediately upon request without retaining copies thereof.

4. General Provisions

      4.1 This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and shall not be amended, modified or varied by any oral agreement or representation or otherwise other than by a written instrument executed by both parties or their duly authorized representatives.

      4.2 The terms and conditions of this Agreement supersede those of all previous agreements and arrangements, either written or oral between the Company and Consultant relating to the subject thereof

      4.3 Consultant acknowledges and agrees that he is an independent contractor, is not the agent of the Company and has no authority in such capacity to bind or commit
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the Company by or to any contract or otherwise. Consultant is not, expressly or by implication, an employee of the Company for any purpose whatsoever.

      4.4 This Agreement shall be interpreted, construed and governed in accordance with the law of the State of New York.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Ambient Corporation.                Limekiln Ltd.

S/Michael Braunold                  S/ Robin Cotterell
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